Execution Copy


                     AMENDED AND RESTATED PRICING AGREEMENT





Goldman, Sachs & Co.,
   As Representatives of the several
   Underwriters named in Schedule I hereto, 85 Broad Street,
New York, New York 10004.

                                                               February 28, 2002
Ladies and Gentlemen:

         This is to amend and restate the Pricing Agreement, dated as of February 21, 2002 (the "Original Pricing Agreement"), between you and us. The Original Pricing Agreement shall be superseded and replaced in all respects by this Amended and Restated Pricing Agreement ("this Agreement"), and shall be of no further force and effect, upon the execution and delivery of this Agreement by you and us.

         Credit And Asset Repackaging Vehicle Corporation, a Delaware corporation (the "Depositor"), proposes, subject to the terms and conditions stated herein, in the Amended and Restated Underwriting Agreement, dated November 30, 2001 (the "Underwriting Agreement") and in the Original Pricing Agreement, between the Depositor on the one hand and Goldman, Sachs & Co. on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Certificates specified in Schedule II hereto (the "Designated Certificates"), $4,571,825 in aggregate principal amount of which is in addition to the Certificates specified in Schedule II to the Original Pricing Agreement. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Amended and Restated Pricing Agreement ("this Agreement"), except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Certificates which are the subject of this Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Certificates pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus by way of an addendum or otherwise, as the case may be, relating to the Designated Certificates, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Depositor agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Depositor, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Certificates set forth opposite the name of such Underwriter in Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Depositor. It is understood that your acceptance of this letter on behalf of each of the Underwriters may be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Depositor for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                Very truly yours,

                                Credit And Asset Repackaging Vehicle Corporation



                                By: /s/ Sarah Leah Whitson
                                   ---------------------------------------------
                                   Name:  Sarah Leah Whitson
                                   Title: Secretary and Vice President


Accepted as of the date hereof:



   /s/ Goldman, Sachs & Co.
----------------------------------
    (Goldman, Sachs & Co.)

On behalf of each of the Underwriters

                                   SCHEDULE I


                                                                  PRINCIPAL
                                                                  AMOUNT OF
                                                                 DESIGNATED
                                                                CERTIFICATES
                                                                    TO BE
                     UNDERWRITERS                                 PURCHASED
                     ------------                                 ---------

Goldman, Sachs & Co. ...................................       $ 2,125,000.00
Prudential Securities Incorporated .....................        22,446,825.00
U.S. Bancorp Piper Jaffray Inc. ........................         3,750,000.00
Spear, Leeds & Kellogg L.P. ............................         1,250,000.00
                                                                 ------------

          Total ........................................       $29,571,825.00
                                                               ==============

                                   SCHEDULE II

TITLE OF DESIGNATED CERTIFICATES:

       Public Credit and Repackaged Securities(SM) (PCARS)(SM) Trust KeyCorp Institutional Capital A Certificates Series 2002-1.

AGGREGATE PRINCIPAL AMOUNT:

       $29,571,825.

PRICE TO PUBLIC:

       100% of the principal amount of the Designated Certificates, plus accrued interest, if any, from March 7, 2002.

PURCHASE PRICE BY UNDERWRITERS:

       96.85% of the principal amount of the Designated Certificates, plus accrued interest from March 7, 2002.

UNDERLYING SECURITIES:

       $28,340,000 aggregate principal amount of KeyCorp Institutional Capital A 7.826% Capital Securities.

FORM OF DESIGNATED CERTIFICATES:

       Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

       Federal (same day) funds.

TIME OF DELIVERY:

       10:00 a.m. (New York City time), March 7, 2002

TRUST AGREEMENT:

       Trust Agreement dated March 7, 2002, between the Depositor and Wells Fargo Bank Minnesota, National Association, as trustee

MATURITY:  December 1, 2026

INTEREST RATE:

       7.5%

INTEREST PAYMENT DATES:

       The first day of each June and December, commencing on June 1, 2002.

REDEMPTION:

       The Designated Certificates may be redeemed in part only, in connection with a partial redemption of the underlying securities specified above.

SINKING FUND PROVISIONS:

       No sinking fund provisions.

CLOSING LOCATION FOR DELIVERY OF DESIGNATED CERTIFICATES:

       Sullivan & Cromwell, 125 Broad Street, New York, NY  10004.

NAMES AND ADDRESSES OF REPRESENTATIVES:

     Designated Representatives:  Goldman, Sachs & Co.

     Address for Notices, etc.:  85 Broad Street, New York, NY  10004.



                                      II-2